SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549

                               FORM 8-K

                            CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Securities and
                        Exchange Act of 1934





Date of Report (date of earliest event reported) October 8, 1998



                          RAYTECH CORPORATION



     DELAWARE                 1-9298                  06-1182033
(State or Other           (Commission           (I.R.S. Employer
Jurisdiction of           File No.)             Identification No.)
Incorporation)



 Four Corporate Drive, Shelton, Connecticut                06484
(Address of Principal Executive Offices)               (Zip Code)



Registrant's telephone number, including area code 203-925-8023

Item 5.  Other Events

         Tentative Settlement of Raytech Corporation Bankruptcy

         Raytech Corporation, the Registrant/Debtor ("Raytech") has reached a tentative settlement (the "Settlement") with representatives for its creditors and equityholders with respect to a consensual plan of reorganization ("Plan") to be filed in its Chapter 11 bankruptcy case which was commenced in the United States Bankruptcy Court for the District of Connecticut (the "Bankruptcy Court") in March 1989. The Settlement is by and among Raytech, the Official Creditors' Committee, the Guardian Ad Litem for Future Claimants, the State of Connecticut, Department of Environmental
         Protection, the United States Department of Justice, Environmental and Natural Resources Division, and the Official Equity Committee. Under the Settlement, the Plan, which is subject to the vote of creditors and equityholders, and confirmation by the Bankruptcy Court, will provide general unsecured creditors, including the present and future asbestos claimants and government claimants, through the vehicle of a trust established pursuant to Section
         524(g) of the Bankruptcy Code, with (i) ninety percent (90%) of the stock of reorganized Raytech, (ii) all excess cash not necessary to fund the ongoing operations of reorganized Raytech, and (iii) net recoveries from certain claims against third parties. Under the Plan, the existing Raytech stockholders shall receive ten percent (10%) of the stock of reorganized Raytech. It is estimated that the entire plan confirmation process could take up to a year.

         The dilution of shareholder value under the Settlement reflects the fact that pursuant to court decisions discussed below, Raytech's adjudged liabilities, as successor to Raymark Industries, Inc. ("Raymark"), appear to substantially exceed the reasonable value of its assets. The corporate restructuring of Raytech approved by the shareholders in 1986 was ruled invalid by a U.S. District Court in Oregon and Raytech was thereby held to have successor liability for Raymark's asbestos tort liabilities. See Schmoll v. Acands, Inc., 703 F. Supp. 868 (D. Ore. 1988), aff'd 977 F.2d 499
         (9th Cir. 1992). Raytech then filed a voluntary petition in bankruptcy to stay the multiple asbestos tort suits filed against it on theories of successor liability. Thereafter, Raytech sought determination in its bankruptcy case, that it was not bound by the decision in Schmoll. The U.S. District Court ruled that Raytech was bound under the principles of collateral estoppel by the decision in Schmoll.

         Raytech Corporation v. White, No. B-89-623 (D. Conn., August 28, 1991) and that decision was affirmed by the Court of Appeals, 54 F3d 187 (3d Cir. 1995), cert. denied, 516 U.S. 914, 116 S. Ct. 302 (1995).

         Raytech then filed an adversary proceeding in the Bankruptcy Court seeking a declaration that its liability as successor to Raymark was limited. (See Adversary Proceeding No. 96-5181.) The Court granted the creditors' motion for summary judgment against Raytech ruling that under Schmoll and White, Raytech's liability as Raymark's successor was unlimited in scope (Bkrptcy. Conn Feb 11, 1998).

                              SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

                                      RAYTECH CORPORATION



                                      By: /s/LEGRANDE L. YOUNG
                                          LeGrande L. Young
                                          Vice President, Secretary
                                          and General Counsel